EXHIBIT 10.13

                       EXCLUSIVE SALES AGENCY AGREEMENT


      This Exclusive Sales Agency Agreement (this "Agreement") is effective as of this 19th day of August, 1997 between APIL Partners Partnership (the "Publisher"), an Illinois partnership formed between Ameritech Publishing of Illinois, Inc., a Delaware corporation, and Ameritech Publishing, Inc., a Delaware corporation, pursuant to an agreement dated July 1, 1997, and DonTech II (the "Agency"), an Illinois general partnership formed between The Reuben
H. Donnelley Corporation, a Delaware corporation, and Ameritech Publishing of Illinois, Inc., a Delaware corporation, pursuant to an agreement dated August 19, 1997, (collectively the "Parties" and individually a "Party").

      WHEREAS, the Publisher is in the business of publishing telephone directories and related products and services and is the publisher of alphabetical and classified print directories in Illinois, and in Gary, Hammond, East Chicago, Crown Point, Lowell and Highland, Indiana (collectively the "Northwest Indiana Directories") and is the publisher of certain street address directories (the "Street Address Directories");

      WHEREAS, the Agency is in the business of providing sales and sales-related services and sells classified advertising for alphabetical and classified print directories and for other classified advertising media; and

      WHEREAS, the Publisher desires to engage the Agency as its exclusive sales agent in perpetuity for the Directories and the Street Address Directories, and the Agency desires to act as the Publisher's agent for these purposes;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1.    Definitions

          1.1. "Advertiser Contract Amount" means the monthly dollar amount of advertising contracts sold by Agency for advertisements in the Directories multiplied by the number of months in each Directory's issue life.

          1.2. "Affiliate" of any Person means any other Person directly or indirectly Controlling, directly or indirectly Controlled by, or under common direct or indirect Control with such Person. "Control" in this definition has the same meaning as "control" in Rule 12b-2(f) promulgated under the Securities Exchange Act of 1934, as in effect on the effective date of this Agreement.

          1.3. "Directories" means the directories published on or after January 1, 1998 identified on the attached Schedules 1 and 2 and any other alphabetical or classified print directories published on or after January 1, 1998 by Publisher for primary distribution either (i) in whole or in part in Illinois or (ii) in the geographical area where the Northwest Indiana Directories are published for primary distribution on this Agreement's effective date; provided however, that Directories shall not include Publisher's Illinois/Wisconsin or Indiana Industrial Purchasing Guide[Trademark] or any substantially similar successor publication.

          1.4.  "Directory" means any one of the Directories.

          1.5. "Monthly Advertiser Contract Amount" means the dollar amount payable in a given month by advertisers for advertising in all the Directories, without any adjustment for claims.

          1.6. "Monthly Street Address Directory Contract Amount" means the dollar amount payable in a given month by purchasers or lessees of Street Address Directories, net of actual claims and returns relating to purchases or leases.

          1.7. "National Yellow Pages Advertising" means advertising for the Directories that is not local or foreign advertising and is sold by Yellow Pages Publishers Association-certified marketing representatives or by other marketing representatives approved by Publisher.

          1.8.  "Northwest Indiana Directories" means the directories listed on
Schedule 2.

          1.9. "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any governmental agency or authority.

         1.10. "Sales Cycle Year" is the period between the publication of the first Directory in a calendar year and the publication of the last-published Directory, each Directory scheduled in the Annual Business Plan having been published once.

         1.11. "Street Address Directories" means the (i) street address directories published on or after January 1, 1998 identified on Schedule 3 and
(ii) any other street address directories of Publisher published on or after January 1, 1998 covering in whole or in part the geographic area covered by the Street Address Directories on the attached Schedule 3 on this Agreement's effective date.

         1.12. "Street Address Directory Contract Amount" means the monthly dollar amount payable on Street Address Directory lease or purchase contracts sold by Agency, net of actual claims and returns relating to such contracts, multiplied by the number of months in each such contract's term.

         1.13. "White Pages Listings" means additional lines and additional, alternate, foreign, enhanced, or vanity listings in an alphabetical directory.

2.    Publisher of the Directories

      (a) Publisher is the publisher of the Directories and the Street Address Directories. Publisher is solely responsible for marketing (which includes without limitation pricing, scoping, design, branding, and scheduling), manufacturing, and distributing the Directories and Street
Address Directories. Provided, however, that after the date for commencement of the local sales campaign for a Directory, as set forth in the Annual Business Plan, Publisher shall not shorten the number of months in such Directory's issue life without the consent of Agency, which consent will not be unreasonably withheld. Publisher is solely responsible for all costs, fees, and other expenses for publishing the Directories and the Street Address Directories, including without limitation any and all fees paid to telephone companies.

      (b) Publisher shall provide Agency with product descriptions, directory publishing cycles, price lists, terms and conditions, publishing standards, and credit policy. Publisher shall provide the information described in this subsection in a sufficiently timely fashion to facilitate Agency's performance under this Agreement.

      (c) Publisher shall obtain accurate and timely service orders, or other similar information, reflecting the necessary information regarding additions, changes and deletions affecting any listings in the alphabetical and classified sections of the Directories and in the Street Address Directories covered by this Agreement and shall provide such information to Agency in a sufficiently timely fashion to facilitate Agency's performance under this Agreement

3.    Appointment of Exclusive Agent

      (a) For the term of this Agreement, Publisher grants to Agency the exclusive right to sell or lease Street Address Directories and solicit and sell all advertising for the Directories other than National Yellow Pages Advertising, White Pages Listings, and advertising sold with the Agency's consent pursuant to cross-sell or similar agency agreements between Publisher and other publishers.

      (b) Publisher agrees that damages are not an adequate remedy for the breach of the exclusive agency rights provided by Section 3(a) herein, and that Agency is entitled to specific enforcement by injunction of those exclusive agency rights.

      (c) Agency acknowledges that customers who purchase advertising in the Directories or who purchase or lease Street Address Directories are customers of Publisher and not Agency.

      (d) The services and representation to be provided by Agency are on a non-exclusive basis, and Agency may, consistent with the terms of this Agreement, sell advertising for directories not encompassed by the terms of this Agreement or engage in any other business not inconsistent with this Agreement.

4.    Term of Agreement

      This Agreement is effective as of the date of the Agreement and will remain in effect in perpetuity unless terminated as provided in Section 16 herein.

5.    Agency Sales Services

      (a) Agency is solely responsible for the sales force, sales management, sales assignment, sales planning, sales training, sales support, preparation of speculative art, sales analysis and sales compensation, and all costs associated therewith.

      (b) Agency shall solicit and sell advertising for publication in the Directories and solicit and sell or lease Street Address Directories in accordance with Section 3 herein.

      (c) In performing services under this Agreement, Agency shall use the brands, tradenames and trademarks of Publisher in such manner and to such extent as is approved by Publisher.

      (d) Agency agrees to maintain a sales and sales-support organization adequate in Agency's sole judgment to fulfill the purposes of this Agreement and agrees to undertake to sell advertising in a business-like manner.

6.    Advertiser Contracts

      (a) All applications and contracts for advertising and Street Address Directories will comply with Publisher's rates, terms, and conditions, including publishing and credit policy, and shall be submitted in a timely fashion by Agency to Publisher or its designee upon forms or by means of electronic transmission approved by Publisher.

      (b) Contracts for advertisements and Street Address Directories will be between Publisher and advertiser, and Publisher at its expense shall provide the contract forms, either in electronic or paper form, between Publisher and advertiser for use by Agency.

      (c) Publisher reserves the right to reject any contract, proposal or item of advertising, submitted by Agency or to condition its acceptance upon satisfying specified terms and conditions. Publisher shall promptly notify Agency of any such rejection or conditional acceptance.

7.    Copyright and Intellectual Property

      Notwithstanding any creative efforts of Agency, Agency disclaims all copyright or other intellectual property interests in speculative art and advertising copy, artwork or other advertising submitted under this Agreement.

8.    Business Plan

      Publisher and Agency shall jointly develop and approve an Annual Business Plan each year for the next year's sales campaign. The first such Annual Business Plan will be developed and approved by October 1, 1997, and each successive Annual Business Plan will be developed and approved no later than October 1 of each year. The Annual Business Plan may include sales analyses, directory publishing cycles, performance standards reviews, results of prior performance, as well as plans and programs for the next annual sales campaign and such other matters as agreed to by the Parties or as set forth herein.

9.    Billing, Collections, Uncollectibles

      (a) Publisher is responsible for all credit, claim and collections functions for the Directories and the Street Address Directories, including arranging for local, foreign and national billing and establishing credit policies.

      (b) Agency shall provide Publisher with the data necessary for Publisher to perform the responsibilities described in Section 9(a).

      (c) Publisher, at its own cost, is responsible for all claims and litigation relating to advertising in the Directories, except as set forth in
Section 13 herein.

      (d) Agency may not adjust or compromise any claim without the prior written consent of Publisher. Publisher shall notify Agency within 10 days of its disposition of any claim that may affect Agency's performance of its services under this Agreement.

      (e) Publisher shall advise Agency of the collection and credit status of local Directory advertisers and purchasers or lessees of Street Address Directories in a sufficiently timely fashion to facilitate Agency's performance under this Agreement.

10.   Commissions, Allowances and Payments for Directory Advertisements

      (a) As compensation for the sales services performed by Agency, Agency will earn a commission of [27]% of the Advertiser Contract Amount less allowances for (i) claims and (ii) bad debt and disconnects. Beginning on this Agreement's effective date, Agency has an unconditional and irrevocable right to its commissions upon submission to Publisher, or its designee, of an advertising contract meeting Publisher's rates, terms, publishing, and credit standards for placement of an advertisement in the Directories. The allowance for claims will not exceed [2.4]% of the Advertiser Contract Amount and the allowance for bad debt and disconnects will not exceed [3.7]% of the Advertiser Contract Amount in any calendar year.

      (b) Beginning in January 1998 and continuing each month thereafter, Publisher shall calculate the commission payable to Agency based on the Monthly Advertiser Contract Amount as follows:

            (i) On the last day of each month, Agency shall determine the Monthly Advertiser Contract Amount and shall provide the Monthly Advertiser Contract Amount to Publisher;

            (ii) Publisher shall then multiply the Monthly Advertiser Contract Amount by [.024], representing the allowance for claims, and subtract the amount equal to the product of this multiplication from the total Monthly Advertiser Contract Amount;

            (iii) Publisher shall also multiply the Monthly Advertiser Contract Amount by [.037], representing the allowance for bad debt and disconnects, and subtract the amount equal to the product of this multiplication from the Monthly Advertiser Contract Amount; and

            (iv)  After determining the sum derived from the calculations in
Section 10 (b)(ii) and (b)(iii) above, Publisher shall then multiply this sum by [.27] and remit the amount equal to the product of this calculation to Agency by wire transfer no later than the 20th day of the month following the determination of the Monthly Advertiser Contract Amount as set forth in
Section 10(b)(i).

      (c) The following example illustrates the calculations made pursuant to Section 10(b)(i-iv):

           (i) $10,000,000    =  Monthly Advertiser Contract Amount

          (ii) $10,000,000    =  Monthly Advertiser Contract Amount
                  x [.024]    =  claims allowance
               -----------
               $ [240,000]    =  value of claims allowance

         (iii) $10,000,000    =  Monthly Advertiser Contract Amount
                 x  [.037]    =  bad debt and disconnects allowance
               -----------
               $ [370,000]    =  value of bad debt and disconnects allowance

          (iv) $10,000,000    =  Monthly Advertiser Contract Amount
                $[240,000]    =  value of claims allowance
                $[370,000]    =  value of bad debt and disconnects
              ------------
              $[9,390,000]
                  x  [.27]    =  commission rate
              ------------
              $[2,535,300]    =  commission payable

      (d) To the extent Agency sells advertising for a Directory or Directories that Publisher does not publish within six months of the publication date scheduled in the Annual Business Plan, and the advertisements are not published in other Directories within such six month period, Publisher shall pay Agency, and Agency has an unconditional and irrevocable right to, a commission on the Advertiser Contract Amount for each non-published advertisement. Publisher shall calculate this commission based on the Advertiser Contract Amount for each non-published advertisement in the same manner as provided in Section 10(b) and 10(c) and shall pay Agency on the 10th day of the seventh month following the publication date scheduled in the Annual Business Plan.

      (e) The following example illustrates the calculations made pursuant to Section 10(d):

            (i) $ 10,000,000   =  Advertiser Contract Amount

           (ii) $ 10,000,000   =  Advertiser Contract Amount
                   x  [.024]   =  claims allowance
                ------------
                $  [240,000]   =  value of claims allowance

          (iii) $ 10,000,000   =  Advertiser Contract Amount
                   x  [.037]   =  bad debt and disconnects allowance
                ------------
                $  [370,000]   =  value of bad debt and disconnects allowance

           (iv)  $10,000,000   =  Advertiser Contract Amount
                  $[240,000]   =  value of claims allowance
                  $[370,000]   =  value of bad debt and disconnects
                ------------
                $[9,390,000]
                    x  [.27]   =  commission rate
                ------------
                $[2,535,300]   =  commission payable

      (f) The Parties agree that a true-up of (i) claims and (ii) bad debt and disconnects will be made for the Directories on a Sales Cycle Year basis for claims and a calendar-year basis for bad debts and disconnects beginning with the Directories published in 1998 and for the Directories published in each succeeding year. At this true-up, the dollar amount of actual (i) claims and (ii) bad debt and disconnects will be compared to the allowances of [2.4]% and [3.7]% referred to in Section 10(a) above. If the respective actual dollar value of either actual (i) claims or (ii) bad debt and disconnects is less than the respective allowance, Publisher shall remit the amount equal to the difference multiplied by [.27] to Agency within 30 days of such determination. If (i) actual claims or (ii) bad debt and disconnects exceed their respective [2.4]% and [3.7]% allowances, Agency does not owe Publisher any payment except as may be applicable under Section 13(b). This true-up calculation will be made within 30 days following the end of the Sales Cycle Year, in the case of claims, and the calendar year, in the case of bad debts and disconnects, during which the actual claims and bad debts and disconnects occur. This computation will be made by a method and with data analogous to the method and data reflected on the spreadsheets attached hereto as Schedule 4.

      (g) To protect Agency from excessive supersedures (movements of local advertising accounts to national advertising accounts), Publisher shall increase the Advertiser Contract Amount as follows. Within the 30 days following the end of the 1998 Sales Cycle Year, Publisher shall compute the supersedures and determine the amount, if any, by which the supersedures exceed 1% of the Advertiser Contract Amount for the 1998 Sales Cycle Year, and Publisher shall then increase the then-Monthly Advertiser Contract Amount by the dollar amount of supersedures in excess of one percent of the Advertiser Contract Amount. Thereafter, Publisher likewise shall compute and make the adjustment described in this Section within the 30 days following the end of each Sales Cycle Year based on the supersedures that occurred during that Sales Cycle Year.

11.   Commissions for Sale or Lease of Street Address Directories

      (a) As compensation for the sales or leasing services performed by Agency for the Street Address Directories, Agency will earn a commission of [27]% of the Street Address Contract Amount. Agency has an unconditional and irrevocable right to its commission upon submission to Publisher of a purchase or lease contract meeting Publisher's rates, terms, and credit policy for purchase or lease of Street Address Directories.

      (b) Beginning in January 1998 and continuing each month thereafter, Publisher shall calculate the commission payable to Agency based on the Monthly Street Address Directory Contract Amount as follows:

            (i) On the last day of each month, Agency shall determine the Monthly Street Address Contract Amount and shall provide this amount to Publisher;

            (ii) Publisher shall then multiply this amount by [.27]. Publisher shall remit the amount equal to the product of this multiplication to Agency by wire transfer no later than the 20th day of the month following the determination of the Monthly Street Address Directory Contract Amount.

      (c) To the extent Agency procures a purchase or lease of a Street Address Directory that Publisher does not publish or update within six months of the publication date scheduled in the Annual Business Plan, Publisher shall pay Agency, and Agency has an unconditional and irrevocable right to, a commission on the Street Address Directory Contract Amount for each non-published or -updated Street Address Directory. Publisher shall calculate this commission based on the Street Address Directory Contract Amount for each non-published or -updated Street Address Directory in the same manner as provided in Section 11(a) and (b) and shall pay Agency on the 10th day of the seventh month following the publication or update date scheduled in the Annual Business Plan.

12.   Reciprocals, Cross-Sell, and Other Advertising Arrangements

      Neither Party may enter into reciprocal, cross-sell, or other agreements covering the sale of "foreign in" or "foreign out" advertising relating to the Directories without the other Party's consent, which neither Party may unreasonably withhold.

13.   Liability, Indemnification, Insurance

      (a)   (i)   Except as set forth in Section 13(b), Publisher shall defend, indemnify and save harmless Agency against [all claims and demands, including any action, cause of action or equitable proceeding, resulting from or relating in any way to advertisements or listings published in the Directories, from anything done or omitted by Publisher, its respective agents or employees in connection with this Agreement, including without limitation Publisher's failure to furnish Agency with accurate information] (collectively "Indemnifiable Claims").

            (ii) Agency will not settle or compromise any Indemnifiable Claim without the prior written consent of Publisher.

            (iii) Publisher shall pay to Agency upon request the [full amount] of any loss or damage or expense which Agency may sustain, incur or become liable for, including [court costs and a reasonable amount of attorneys' fees], arising from Indemnifiable Claims.

      (b)   (i)   Notwithstanding the limitation on claims allowances provided in Section 10, Agency shall indemnify and save harmless Publisher against claims and demands (including actions, causes of action, or equitable proceedings) arising from or as a result of the following acts or omissions of Agency, its agents, or employees:

                  [(A)  actual fraud;

                  (B) violation of credit or advertiser authorization policies agreed to by Publisher and Agency;

                  (C) grossly negligent or willful failure to treat an advertiser's written and timely request to cancel or change advertising;

                  (D) adjustments or compromises in violation of Section 13(a)(ii); and

                  (E) grossly negligent or willful provision of incorrect phone numbers or advertiser names.]

            (ii)  Within 10 days of receipt of a claim or demand described in
Section 13(b)(i), Publisher shall notify Agency of such claim or demand and provide Agency a reasonable opportunity to adjust or defend the claim or demand before any settlement or payment on account thereof is made by Publisher.

            (iii) Agency shall pay to Publisher, upon request, the [full amount] of liability that Publisher may sustain, incur or become liable for, including [court costs and a reasonable amount of attorneys' fees], as a result of the acts listed in Section 13(b)(i).

      (c) The Parties shall carry mutually satisfactory public liability, property damage and such other insurance as may be deemed necessary to effectuate the Parties' rights and obligations under this Agreement.

14.   Non-Compete

      (a) During the term of this Agreement, neither Agency nor its Affiliates will undertake to solicit, sell, market or publish an alphabetical or classified print directory or directories, other than the Directories, for primary distribution in any area where the Directories are primarily distributed.

      (b) During the term of this Agreement, neither Agency nor its Affiliates will undertake to solicit, market, sell, publish, or lease a street address directory or directories, other than the Street Address Directories, covering in whole or in part the geographic areas covered by the Street Address Directories.

      (c) During the term of this Agreement, neither Agency nor its Affiliates will undertake to solicit, sell, market or publish an alphabetical or classified print directory or directories, other than the Directories, for primary distribution in an area where the directories on schedule 5 are primarily distributed on this Agreement's effective date. For purposes of this subsection, Publisher and its Affiliates other than Agency shall not be considered an Affiliate of Agency.

      (d) Upon termination of this Agreement, this non-compete provision shall be considered terminated and of no further force and effect.

15.   Dispute Resolution

      The Parties shall submit all disputes, except those disputes that include a demand for emergency equitable relief, arising out of this Agreement to arbitration in accordance with the Commercial Rules of the American Arbitration Association ("AAA") then in effect. Unless otherwise agreed by the Parties, the dispute shall be resolved by the AAA within sixty (60) days of submission, and the AAA shall be informed of the sixty (60) day resolution requirement when the submission is made to the AAA. Judgment on the award may be entered in any court having jurisdiction. The location of the arbitration proceeding shall be in the greater metropolitan area of Chicago, Illinois.
Any court action including a demand for emergency equitable relief shall be brought in a court of competent jurisdiction in the State of Illinois.

16.   Termination

      (a)   This Agreement shall terminate:

            (i) Upon the unanimous written agreement of the Parties to terminate this Agreement; or
            (ii)  Upon termination of DonTech II Partnership.

      (b) Upon termination pursuant to Section 16(a), Agency shall cooperate in the orderly return of information and data provided to Agency by Publisher.

17.   Force Majeure

      (a) If any Party is prevented from performing any of its obligations under this Agreement because of any act of God, lockout, strike or other labor dispute, riot or civil commotion, act of public enemy, law, order or act of government, whether federal, state or local, or other similar event beyond the Party's control (a "Force Majeure Event"), then that Party will be excused from performing any of its obligations which are so prevented. However, the Party so excused is responsible for performing those obligations of which it had been relieved due to the Force Majeure Event as soon as the Force Majeure Event has ceased to prevent the Party's performance.

      (b) If a Force Majeure Event excuses Agency from performing its duties under this Agreement, Publisher may procure substitute performance; immediately upon Agency's providing notice to Publisher that the Force Majeure Event has ended, however, Agency is entitled to resume performance under this Agreement.

18.   Notices

      The Parties shall send all notices or consents that are required or permitted under this Agreement as follows (unless such addresses are modified
by any of the Parties).   Notices, consents, or communication have been duly
given if delivered in person, by facsimile or mailed by certified or registered mail, return receipt requested and postage prepaid, as follows:

            If to Agency:
            Chief Executive Officer
            DonTech II
            Boulevard Towers South
            205 North Michigan Avenue
            Chicago, Illinois  60601-5968
            FAX (312) 240-2012

            with copies to:

            General Counsel
            The Reuben H. Donnelley Corporation
            One Manhattanville Road
            Purchase, New York  10577
            FAX (914) 933-6844

            General Counsel
            Ameritech Publishing of Illinois, Inc.
            100 E. Big Beaver
            Troy, Michigan 48083
            FAX (248) 534-7227

            If to Publisher:

            President
            Ameritech Publishing, Inc.
            100 E. Big Beaver
            Troy, Michigan 48083
            FAX (248) 534-7227

            with copy to:

            General Counsel
            Ameritech Publishing, Inc.
            100 E. Big Beaver
            Troy, Michigan 48083
            FAX (248) 534-7227

19.   Entire Agreement

      This Agreement, including the attached Schedules 1 through 5, and the Master Agreement, dated August 19, 1997, constitute the entire agreement and understanding among the Parties concerning the subject matter of this Agreement and supersede all prior negotiations and proposed agreements or understandings.

20.   Governing Law

      This Agreement shall be deemed to have been executed and delivered within the State of Illinois, and shall in all respects be interpreted, enforced and governed by the laws of the State of Illinois, irrespective of choice of law principles to the contrary.

21.   Counterparts

      This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute but one agreement.

22.   Waiver

      Any of the terms and conditions of this Agreement may be waived at any time and from time to time in writing by the Party entitled to the benefit thereof without affecting any other terms and conditions of this Agreement. The waiver by either Party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach. Any waiver must be made in writing and may not be inferred from a failure to assert any right that could have been asserted.

23.   Validity

      The invalidity or unenforceability of any term or provision of this Agreement does not affect the validity or enforceability of any of the remaining terms or provisions of this Agreement unless the provision found to be invalid is essential to the primary purposes of this Agreement.

24.   Confidentiality

      (a) Each of the Parties to this Agreement in the performance of their duties hereunder will communicate or otherwise make known to the other Party information, materials, data and other matter ("Information") that is not otherwise known to the recipient Party and is not generally known by third parties. It is generally acknowledged that such Information would be of value to each Party's competitors and to others were this Information known to them. Information is considered to be trade secret information, and the Parties shall treat it as such. Except to the extent compelled by court order or as may be otherwise required by applicable law, no Party may disclose Information without the written authorization of the non-disclosing Party.

      (b) Except to the extent compelled by court order or as may be otherwise required by applicable law, the Parties shall keep the terms, conditions and other material provisions of this Agreement confidential.

25.   Successors and Assigns

      This Agreement is binding upon and will inure to the benefit of the successors and assigns of the Parties but may be assigned in whole or in part by either Party to a non-Affiliate only with the other Party's consent, which may be exercised in that Party's sole discretion.

26.   Amendments

      No amendment to this Agreement shall be effective unless it is in writing and signed by each of the Parties hereto. No waiver of any term or condition hereunder shall be effective unless it is in writing and signed by the Party against whom such waiver is to be enforced.

27.   Interpretation

      (a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      (b) No provision of this Agreement shall be interpreted in favor of, or against, any of the Parties hereto by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

      (c) All references to "$" or dollar amounts shall be to lawful currency of the United States of America.

      IN WITNESS WHEREOF, the Parties have executed this Exclusive Sales Agency Agreement as of the date first indicated above.

                           APIL Partners Partnership

By:________________________________
      Peter J. McDonald

Title: President, Ameritech
       Publishing of Illinois, Inc.


By:________________________________
      Peter J. McDonald

Title:  President, Ameritech
        Publishing, Inc.


                                  "Publisher"

                            DonTech II Partnership


By:________________________________
      Peter J. McDonald

Title: President, Ameritech
       Publishing of Illinois, Inc.


By:________________________________
      Frank R. Noonan

Title: President and Chief Executive
       Officer, The Reuben H. Donnelley
       Corporation


                                   "Agency"


                                  SCHEDULE 1

19633       GALENA
18603       CANTON
19567       FORREST
19717       GIBSON CITY
19733       GILMAN
20100       KANKAKEE
21665       STERLING
21923       WATSEKA
21382       ROCKFORD
21815       VANDALIA
19133       DANVILLE
19817       GREENVILLE
20800       MT VERNON
19300       DWIGHT
19583       FRANKFORT
20083       JOLIET
20216       LEMONT
20666       MORRIS
21532       SENECA
21955       WILMINGTON
19167       DEERFIELD
19450       EVANSTON
19767       GLENVIEW
19933       HIGHLND PK
20166       LK FOREST
21582       SKOKIE
21963       WINNETKA
21115       PEORIA
19150       DECATUR
20850       NASHVILLE
20183       LA SALLE
18570       CAIRO
19200       DELAVAN
20950       OLIVE BRCH
18503       BLUE ISLAND
18987       CHGO HTS
19083       CRETE
19467       EVERGRN PK
_____       FIARVEY
19999       HOMEWOOD
20983       ORLAND PK
21299       RIVERDALE
21715       SUMMIT
21765       TINLEY PK
18312       ASHBURN
18345       AUSTIN
18461       BEVERLY
18430       BLMNT-CRGN
18525       BRIDGEPORT
18537       BRIGHTN PK
18833       CHATHAM
19442       ENGLEWOOD
18994       HEGWISCH E
20020       HYDE PARK
20042       JEFFRSN PK
20170       LAKE VIEW
18997       LINCOLN PK
20270       LINCOLN SQ
20292       LOGAN SQ
18889       LOOP-DOWNTOWN
19003       NORWOOD PK.
21407       ROGERS PK
21408       ROSELAND
21591       S SHORE
18453       BENSENVILLE
18471       BLOOMINGDALE
19138       DARIEN
19267       DOWNRS GRV
19417       ELMHURST
19750       GLEN ELLYN
19967       HINSDALE
20297       LOMBARD-VI
20833       NAPERVILLE
9867        HARVARD
2-333       MARENGO
20450       MCHENRY
21971       WOODSTOCK
19027       CICERO
0150        LA GRANGE
20433       MAYWOOD
20883       OAK PARK
21315       RVR GROVE
18287       ARL HTS
18370       BARRINGTON
18387       BARTLETT
19405       ELK GROVE
21010       PALATINE
21516       SCHAUMBURG
21947       WHEELING
18070       ALGONQUIN
18703       CARY
19100       CRYSTAL LK
19283       DUNDEE
19400       ELGIN
19833       HAMPSHIRE
18337       AURORA
18470       BIG ROCK
19383       ELBURN
19700       GENEVA
21987       YORKVILLE
18203       ALTON
18420       BELLEVILLE
19060       CLINTN CTY
19067       COLINSVILE
19333       E ST LOUIS
19350       EDWARDSVLE
19783       GRANIT CTY
21249       QUINCY
18770       CHAMPAIGN
26531       DAVENPORT
21242       IL QUD CTY
18403       BEARDSTOWN
21632       SPRINGFLD
18766       CHN O'LKS
20250       LIBRYVILE
21931       WAUKEGAN
21998       ZION
18582       CAL CITY
22770       CROWN PT
22887       E CHICAGO
23117       GARY
23267       HAMMOND
23325       HIGHLND, IN
20180       LANSING
23650       LOWELL
18886       CHGO ALPHA
18888       CHGO B-T-B
18887       CHGO CONS
_____       PARK RIDGE

                                  SCHEDULE 2

23117       GARY
23267       HAMMOND
22887       EAST CHICAGO
22770       CROWN POINT
23650       LOWELL
23325       HIGHLAND

                                  SCHEDULE 3

                                   ILLINOIS

Near West
Far West
DuPage North
DuPage South
Fox Valley
Near North
Northwest
Arlington Heights - Elk Grove Village
Barrington - Palatine - Wheeling
Bartlette - Roselle - Schaumburg
Dundee - Elgin - Hampshire
Champaign
Far North
McHenry Reverse
Joliet
Peoria
Springfield Reverse
Chicago North
Chicago South
South Suburban
Metro East
Illinois Quad Cities Reverse
Calumet
Kankakee

                                   MICHIGAN

MaComb
North Oakland
South Oakland
Easter Wayne
Western Wayne
Downriver
Ann Arbor - Ypsilanti

                                  SCHEDULE 4

                        [ATTACHED TO BOB GROSS LETTER]



                                  SCHEDULE 5

                        Aas Directories and YPPA Codes


                                                        YPPA
Directory Name                               State      Code
--------------                               -----      ----
ALEXANDRIA                                    IN        22070
ANDERSON                                      IN        22203
ATTICA                                        IN        22270
AUBURN                                        IN        22287
BEDFORD                                       IN        22320
BLACKFORD COUNTY                              IN        22361
BLOOMINGTON                                   IN        22370
BLUFFTON                                      IN        22387
SUCK CREEK                                    IN        22503
CENTRAL INDIANA BUS SEARCH                    IN        23368
COLUMBUS                                      IN        22703
CRAWFORDSVILLE                                IN        22753
CULVER                                        IN        22787
EAST SUBURBAN                                 IN        23372
ELWOOD                                        IN        22970
EVANSVILLE                                    IN        22987
FRANKFORT                                     IN        23060
GREATER LAPORTE COUNTY                        IN        23750
HUNTINGTON                                    IN        23333
INDIANAPOLIS                                  IN        23367
JEFFERSONVILLE                                IN        24016
KENDALLVILLE                                  IN        23433
KOKOMO                                        IN        23483
LEBANON                                       IN        23567
LINTON                                        IN        23600
MARION                                        IN        23700
MARTINSVILLE                                  IN        23717
MOROCCO                                       IN        23900
MUNCIE                                        IN        23967
NEW CASTLE                                    IN        24050
NORTH SUBURBAN                                IN        23374
PERU                                          IN        24233
POSEY COUNTY                                  IN        22994
ROCKPORT                                      IN        24388
ROCKVILLE                                     IN        24400
SHELBYVILLE                                   IN        24484
SOUTH BEND                                    IN        24532
SOUTH SUBURBAN                                IN        23376
TELL CITY                                     IN        24616
VINCENNES                                     IN        24712
WARRICK COUNTY                                IN        23001
WASHINGTON                                    IN        24760
WEST SUBURBAN                                 IN        23378
ALBION                                        MI        34027
ANN ARBOR YPSILANTI                           MI        34115
ARENAC IOSCO OGEMAW COUNTIES                  MI        34957
BATTLE CREEK AREA                             MI        34217
BENTON HARBOR                                 MI        34285
BEULAH FRANKFORT                              MI        34302
BIG RAPIDS AREA                               MI        34319
BIRMINGHAM NBHD                               MI        34326
BYRON                                         MI        34438
CADILLAC                                      MI        34455
CASNOVIA KENT CITY                            MI        34557
CEDAR SPRINGS                                 MI        34574
CHARLEVOIX EMMET COUNTY                       MI        34605
CHARLOTTE AREA                                MI        34622
CHEBOYGAN ST IGNACE MACKINAC                  MI        34656
CLIO MT MORRIS FLG NBHD                       MI        34718
DETROIT                                       MI        34829
DOWNRIVER AREA                                MI        34869
DOWNTOWN DETROIT NBHD                         MI        37390
EAST AREA                                     MI        34923
ESCANABA                                      MI        35008
FARMINGTON FARMINGTON HILLS                   MI        35056
FENTON HOLLY NBHD                             MI        35063
FLINT AREA                                    MI        35076
FREMONT AREA                                  MI        35220
GRAND HAVEN                                   MI        35314
GRAND RAPIDS AREA                             MI        35348
GRAND TRAVERSE BAY                            MI        35385
GREATER JACKSON COUNTY                        MI        35722
GREATER THUMB AREA                            MI        34183
GREENVILLE AREA                               MI        35399
GROSSE POINTES NBHD                           MI        35401
HASTINGS BARRY COUNTY                         MI        35484
HILLSDALE JONESVILLE                          MI        35518
HOLLAND ZEELAND                               MI        35535
HOPKINS MARTIN WAYLD                          MI        37525
HOUGHTON KEWEENAW CO                          MI        35586
IONIA AREA                                    MI        35654
IRON MOUNTAIN                                 MI        35671
IRONWOOD MI HURLEY WI AREA                    MI        35688
KALAMAZOO PORTAGE AREA                        MI        35739
KALKASKA MANCELONA                            MI        35757
LANSING AREA                                  MI        35858
LAPEER COUNTY AND SURR AREAS                  MI        35875
LIVINGSTON COUNTY                             MI        35968
LIVONIA NBHD                                  MI        35970
MANISTEE AREA                                 MI        36062
MARQUETTE ISHPEMING                           MI        36147
MENOMINEE                                     MI        36215
METRO DET NORTH MACOMB COUNTY                 MI        36058
MID MICHIGAN                                  MI        34673
MIDLAND                                       MI        36249
MONROE CARLETON                               MI        38325
MT CLEMENS NBHD                               MI        36375
NEW BALTIMORE                                 MI        36504
NEW BUFFALO THREE OAKS MI                     MI        36529
NEWBERRY                                      MI        36521
NILES                                         MI        36555
NORTH OAKLAND PONTIAC AREA                    MI        36870
NORTH WOODWARD AREA                           MI        36595
PLYMOUTH NBHD                                 MI        36863
PORT HURON AREA                               MI        36904
PORTLAND                                      MI        36921
ROCHESTER NBHD                                MI        36990
SAGINAW AREA                                  MI        34233
SANILAC AREA                                  MI        37175
SAULT STE MARIE                               MI        37236
SOUTH LYON                                    MI        37321
SOUTHEASTERN MICH BUS SEARCH                  MI        37326
SOUTHFIELD NBHD                               MI        37299
STERLING HGTS NBHD                            MI        37348
TAYLOR NBHD                                   MI        37385
TRENTON NBHD                                  MI        37392
WEST NORTHWEST AREA                           MI        37569
WYANDOTTE NBHD                                MI        37650
AKRON                                         OH        56027
ALLIANCE                                      OH        56044
BARBERTON                                     OH        56158
BRECKSVILLE                                   OH        56298
CANTON                                        OH        56429
CHAGRIN AREA                                  OH        56497
CLEVELAND                                     OH        56617
COLUMBUS NORTHEAST                            OH        57099
COLUMBUS NORTHWEST                            OH        56879
COLUMBUS SOUTHEAST                            OH        56240
COLUMBUS SOUTHWEST                            OH        57341
COLUMBUS WHITE PAGES                          OH        56667
COLUMBUS YELLOW PAGES                         OH        56668
COSHOCTON                                     OH        56736
CUYAHOGA FALLS                                OH        56779
DAYTON                                        OH        56786
DAYTON EAST                                   OH        56784
DAYTON NORTH                                  OH        56794
DAYTON SOUTH                                  OH        56797
DAYTON SOUTHWEST                              OH        56801
EAST LIVERPOOL                                OH        56904
EASTERN OHIO RIVER AREA                       OH        56162
EUCLID                                        OH        56955
FAIRBORN                                      OH        56971
FAIRVIEWAREA                                  OH        57010
FINDLAY                                       OH        57027
FOSTORIA                                      OH        57044
FREMONT                                       OH        57088
GALUPOLIS                                     OH        57122
GREATER LAKE GEAUGA COUNTIES                  OH        58214
GREATER SOUTHWEST COMMUNITIES                 OH        58231
GREATER WESTERN COMMUNITIES                   OH        57518
HEIGHTS AREA                                  OH        56634
HILLSBORO                                     OH        57386
IRONTON                                       OH        57436
KENT RAVENNA                                  OH        57502
LANCASTER                                     OH        57535
LONDON                                        OH        57654
LYNDHURST                                     OH        57705
MARIETTA PARKERSBURG AND VIC                  OH        57755
MASSILLON                                     OH        57806
MIDDLETOWN                                    OH        57891
NELSONVILLE                                   OH        58027
NORTHEASTERN OHIO BUS SEARCH                  OH        56618
PERRY COUNTY                                  OH        58282
PIQUA                                         OH        58299
RIPLEY                                        OH        58384
SALEM LISBON                                  OH        58452
SANDUSKY                                      OH        58469
SOUTHEAST AREA                                OH        56179
SOUTHWEST AREA                                OH        56230
SPRINGFIELD                                   OH        58554
STEUBENVILLE                                  OH        58571
SW OHIO NORTHERN KY BUS SEARCH                OH        56788
TIFFIN                                        OH        58605
TOLEDO                                        OH        58639
UHRICHSVILLE                                  OH        58673
UPPER SANDUSKY                                OH        58690
WASHINGTON COURT HOUSE                        OH        58792
WINCHESTER                                    OH        58877
XENIA                                         OH        58918
YOUNGSTOWN WARREN REGIONAL                    OH        58935
ZANESVILLE                                    OH        58952
ALGOMA                                        WI        79010
ASHLAND                                       WI        79146
BARABOO                                       WI        79214
BEAVER DAM                                    WI        79248
BELOIT                                        WI        79282
BERLIN                                        WI        79299
BROOKFIELD NHBD                               WI        81158
BURLINGTON                                    WI        79486
CEDARBURG                                     WI        79537
CORNELL                                       WI        79724
EAU CLAIRE                                    WI        70996
EVANSVILLE                                    WI        80115
FOND DU LAC                                   WI        80149
FORT ATKINSON                                 WI        80200
FOX CITIES                                    WI        79095
GREATER WISCONSIN BUS SEARCH                  WI        81161
GREEN DAY                                     WI        80336
HARTFORD                                      WI        80404
HUDSON                                        WI        80540
HURLEY                                        WI        80557
JANESVILL                                     WI        80625
KENOSHA                                       WI        80710
LADYSMITH                                     WI        80761
LAKE GENEVA                                   WI        80778
MADISON                                       WI        80863
MANITOWOC                                     WI        80897
MARINETTE                                     WI        80931
MAYVILLE                                      WI        81016
MAZOMANIE                                     WI        81033
MENOMONEE FALLS                               WI        81084
MENOMONIE                                     WI        81101
MILWAUKEE CONSUMER YELLOW PAGE                WI        81160
MILWAUKEE WHITE PAGES                         WI        81159
NEW LONDON                                    WI        81415
NORTH SHORE NBHD                              WI        81164
OCONOMOWOC                                    WI        81483
OCONTO                                        WI        81500
OSHKOSH                                       WI        81602
PORT WASHINGTON                               WI        81772
RACINE                                        WI        81857
SHEBOYGAN                                     WI        82155
SOUTH SHORE NBHD                              WI        81170
SOUTHWEST NBHD                                WI        81173
STANLEY                                       WI        82308
STEVENS POINT                                 WI        82325
STOUGHTON                                     WI        82359
STURGEON BAY                                  WI        82375
SUPERIOR                                      WI        82426
UNION GROVE                                   WI        82543
WATERTOWN                                     WI        82679
WAUKESHA                                      WI        82696
WAUPACA                                       WI        82730
WEST BEND                                     WI        82815
WHITEWATER                                    WI        82866
WRIGHTSTOWN                                   WI        82951